Exhibit 12.1


The following table sets
forth Magna Entertainment
Corp.'s earnings to fixed
charges ratio:






Earnings to Fixed Charges Ratio
                                               ------------------------------------------------------------------------------------
                                               Six Months            Six Months           Year ended            Year ended
                                               Ended June 30, 2003   Ended June 30, 2002  December 31, 2002     December 31, 2001
                                               ------------------------------------------------------------------------------------
Part I - Earnings
    Pretax income                                            22,800               33,498           (22,990)                22,813

    Add:
    Fixed Charges
    Interest expense - not income                             5,542                2,423             7,099                  6,930
    Amortization of debt issue costs
    and discount or premium relating to
    indebtedness                                                861                  254             1,042                    106
    Interest portion of rental expense                          152                  136               272                    247
    Preferred stock dividends                                                                                                   0

    Fixed Charges reduced by:
    Interest capitalized during the period                    2,308                1,109             2,726                  1,657
    Preferred stock dividends                                                                                                   0
    Amortization related to capitalized interest                                                                                0
                                                   --------------------------------------------------------------------------------
                                                             27,047               35,202           (17,303)                28,439
                                                   ================================================================================
    Part II - Fixed Charges

    Interest Expense - not income                             5,542                2,423             7,099                  6,930
    Amortization of debt issue costs
    and discount or premium relating to
    indebtedness                                                861                  254             1,042                    106
    Interest portion of rental expense                          152                  136               272                    247
    Preferred stock dividends                                     -                    -                 -                      0

                                                   --------------------------------------------------------------------------------
                                                              6,555                2,813             8,413                  7,283
                                                   ================================================================================
    Fixed charge coverage                                      4.13                12.51             (2.06)                  3.90
                                                   ================================================================================




Earnings to Fixed Charges Ratio
                                               ---------------------------------------------------------------------------
                                               Year Ended          Year ended          5 months ended       Year ended
                                               December 31, 2000   December 31, 1999   December 31, 1998    July 31, 1998
                                               ---------------------------------------------------------------------------
Part I - Earnings
    Pretax income                                          1,553               2,773              (4,408)          (8,610)

    Add:
    Fixed Charges
    Interest expense - not income                          3,263               2,009               1,426            2,007
    Amortization of debt issue costs
    and discount or premium relating to
    indebtedness                                               3                   0                   0                0
    Interest portion of rental expense                       223                  57                   1                3
    Preferred stock dividends                                  0                   0                   0                0

    Fixed Charges reduced by:
    Interest capitalized during the period                     0                 343                 190              608
    Preferred stock dividends                                  0                   0                   0                0
    Amortization related to capitalized interes                0                   0                   0                0
                                               ---------------------------------------------------------------------------
                                                           5,042               4,496              (3,171)          (7,208)
                                               ===========================================================================
    Part II - Fixed Charges

    Interest Expense - not income                          3,263               2,009               1,426            2,007
    Amortization of debt issue costs
    and discount or premium relating to
    indebtedness                                               3                   0                   0                0
    Interest portion of rental expense                       223                  57                   1                3
    Preferred stock dividends                                  0                   0                   0                0

                                               ---------------------------------------------------------------------------
                                                           3,489               2,066               1,427            2,010
                                               ===========================================================================
    Fixed charge coverage                                   1.45                2.18               (2.22)           (3.59)
                                               ===========================================================================